UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

TENAYA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903 Your vote Tenaya Therapeutics, Inc. Special Meeting of Stockholders Wednesday, December 9, 2026 8:00 AM, Pacific Time Special Meeting to be held live via the Internet - please visit www.proxydocs.com/TNYA for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/TNYA For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting, go to www.proxydocs.com/TNYA To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before November 27, 2026. Meeting Materials: Notice of Meeting and Proxy Statement Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held On December 9, 2026 for Stockholders of record as of October 19, 2026 To order paper materials, use one of the following methods. Internet: www.investorelections.com/TNYA Call: 1-866-648-8133 Email: paper@investorelections.com * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Tenaya Therapeutics, Inc. Special Meeting of Stockholders The Board of Directors recommends a vote FOR Proposal 1. 1. To authorize and approve a proposed amendment to our amended and restated certificate of incorporation to effect, at the discretion of the board of directors, a reverse stock split of all of the shares of our common stock that are issued and outstanding or held in treasury at a ratio ranging from any number between 1-for-10 and 1-for-25, the exact ratio within the 10 to 25 range to be determined by the board of directors (the "Reverse Stock Split Proposal"). NOTE: In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.